                                                                     Exhibit 4.1

                               CELL GENESYS, INC.

                    3.125% CONVERTIBLE SENIOR NOTES DUE 2011

                                    INDENTURE

                          DATED AS OF OCTOBER 20, 2004

                         U.S. BANK NATIONAL ASSOCIATION

                                     TRUSTEE

                            CROSS-REFERENCE TABLE (1)

TRUST INDENTURE ACT SECTIONS                                                       INDENTURE SECTION
----------------------------                                                       -----------------
Section 310     (a)(1)                                                                         7.10
                (a)(2)                                                                         7.10
                (a)(3)                                                               Not Applicable
                (a)(4)                                                               Not Applicable
                (a)(5)                                                                         7.10
                (b)                                                                       7.8; 7.10
                (c)                                                                  Not Applicable

Section 311     (a)                                                                            7.11
                (b)                                                                            7.11
                (c)                                                                  Not Applicable

Section 312     (a)                                                                             2.5
                (b)                                                                            11.3
                (c)                                                                            11.3

Section 313     (a)                                                                             7.6
                (b)                                                                             7.6
                (c)                                                                             7.6
                (d)                                                                             7.6

Section 314     (a)                                                                        4.2; 4.3
                (b)                                                                  Not Applicable
                (c)                                                                            11.4
                (d)                                                                  Not Applicable
                (e)                                                                            11.5
                (p)                                                                  Not Applicable

Section 315     (a)                                                                             7.1
                (b)                                                                             7.5
                (c)                                                                             7.1
                (d)                                                                             7.1
                (e)                                                                            6.11

Section 316     (a)(1)(A)                                                                       6.5
                (a)(1)(B)                                                                       6.4
                (a)(2)                                                               Not Applicable
                (b)                                                                             6.7
                (c)                                                                             1.5

Section 317     (a)(1)                                                                          6.8
                (a)(2)                                                                          6.9
                (b)                                                                             2.4

Section 318     (a)                                                                            11.1

(1) This Cross-Reference Table shall not (i) be deemed, for any purpose, to constitute part of the Indenture, nor (ii) have any bearing on the interpretation of any of its terms or provisions

                                TABLE OF CONTENTS

                                                                                                                       Page
                                                                                                                       ----
ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE............................................................        1

         Section 1.1        Definitions..........................................................................        1
         Section 1.2        Other Definitions....................................................................        5
         Section 1.3        Incorporation by Reference of Trust Indenture Act....................................        6
         Section 1.4        Rules of Construction................................................................        7
         Section 1.5        Acts of Holders......................................................................        7

ARTICLE II. THE SECURITIES.......................................................................................        8

         Section 2.1        Form and Dating......................................................................        8
         Section 2.2        Execution and Authentication.........................................................        9
         Section 2.3        Registrar, Paying Agent and Conversion Agent.........................................       10
         Section 2.4        Paying Agent to Hold Money and Securities in Trust...................................       10
         Section 2.5        Securityholder Lists.................................................................       11
         Section 2.6        Transfer and Exchange................................................................       11
         Section 2.7        Replacement Securities...............................................................       13
         Section 2.8        Outstanding Securities; Determinations of Holders' Action............................       13
         Section 2.9        Temporary Securities.................................................................       14
         Section 2.10       Cancellation.........................................................................       15
         Section 2.11       Persons Deemed Owners................................................................       15
         Section 2.12       Global Securities....................................................................       15
         Section 2.13       CUSIP Numbers........................................................................       20

ARTICLE III. REDEMPTION AND PURCHASES............................................................................       21

         Section 3.1        Company's Right to Redeem; Notices to Trustee........................................       21
         Section 3.2        Selection of Securities to Be Redeemed...............................................       21
         Section 3.3        Notice of Redemption.................................................................       21
         Section 3.4        Effect of Notice of Redemption.......................................................       22
         Section 3.5        Deposit of Redemption Price..........................................................       22
         Section 3.6        Securities Redeemed in Part..........................................................       23
         Section 3.7        Purchase of Securities at Option of the Holder upon Fundamental Change...............       23
         Section 3.8        Effect of Fundamental Change Purchase Notice; Withdrawal.............................       27
         Section 3.9        Deposit of Fundamental Change Purchase Price.........................................       28
         Section 3.10       Securities Purchased in Part.........................................................       28
         Section 3.11       Covenant to Comply With Securities Laws Upon Purchase of Securities..................       28
         Section 3.12       Repayment to the Company.............................................................       28


ARTICLE IV. COVENANTS............................................................................................       28

         Section 4.1        Payment of Securities................................................................       28
         Section 4.2        SEC and Other Reports................................................................       29
         Section 4.3        Compliance Certificate...............................................................       29
         Section 4.4        Further Instruments and Acts.........................................................       29
         Section 4.5        Maintenance of Office or Agency......................................................       29
         Section 4.6        Delivery of Certain Information......................................................       30
         Section 4.7        Treatment of Securities..............................................................       30
         Section 4.8        Additional Amounts...................................................................       30

ARTICLE V. SUCCESSOR CORPORATION.................................................................................       30

         Section 5.1        When Company May Merge or Transfer Assets............................................       30

ARTICLE VI. DEFAULTS AND REMEDIES................................................................................       31

         Section 6.1        Events of Default....................................................................       31
         Section 6.2        Acceleration.........................................................................       33
         Section 6.3        Other Remedies.......................................................................       33
         Section 6.4        Waiver of Past Defaults..............................................................       34
         Section 6.5        Control by Majority..................................................................       34
         Section 6.6        Limitation on Suits..................................................................       34
         Section 6.7        Rights of Holders to Receive Payment.................................................       34
         Section 6.8        Collection Suit by Trustee...........................................................       35
         Section 6.9        Trustee May File Proofs of Claim.....................................................       35
         Section 6.10       Priorities...........................................................................       35
         Section 6.11       Undertaking for Costs................................................................       36
         Section 6.12       Waiver of Stay, Extension or Usury Laws..............................................       36

ARTICLE VII. TRUSTEE.............................................................................................       36

         Section 7.1        Duties of Trustee....................................................................       36
         Section 7.2        Rights of Trustee....................................................................       37
         Section 7.3        Individual Rights of Trustee.........................................................       39
         Section 7.4        Trustee's Disclaimer.................................................................       39
         Section 7.5        Notice of Defaults...................................................................       39
         Section 7.6        Reports by Trustee to Holders........................................................       39
         Section 7.7        Compensation and Indemnity...........................................................       40
         Section 7.8        Replacement of Trustee...............................................................       40
         Section 7.9        Successor Trustee by Merger..........................................................       41
         Section 7.10       Eligibility; Disqualification........................................................       41
         Section 7.11       Preferential Collection of Claims Against Company....................................       41
         Section 7.12       Force Majeure........................................................................       41

ARTICLE VIII. AMENDMENTS.........................................................................................       42

         Section 8.1        Without Consent of Holders...........................................................       42


         Section 8.2        With Consent of Holders..............................................................       42
         Section 8.3        Compliance with Trust Indenture Act..................................................       43
         Section 8.4        Revocation and Effect of Consents, Waivers and Actions...............................       44
         Section 8.5        Notation on or Exchange of Securities................................................       44
         Section 8.6        Trustee to Sign Supplemental Indentures..............................................       44
         Section 8.7        Effect of Supplemental Indentures....................................................       44

ARTICLE IX. CONVERSIONS..........................................................................................       44

         Section 9.1        Conversion Privilege.................................................................       44
         Section 9.2        Conversion Procedure; Conversion Price; Fractional Shares............................       46
         Section 9.3        Adjustment of Conversion Price.......................................................       47
         Section 9.4        Consolidation or Merger of the Company...............................................       56
         Section 9.5        Notice of Adjustment.................................................................       57
         Section 9.6        Notice in Certain Events.............................................................       58
         Section 9.7        Company To Reserve Stock:  Registration; Listing.....................................       58
         Section 9.8        Taxes on Conversion..................................................................       59
         Section 9.9        Conversion After Record Date.........................................................       59
         Section 9.10       Company Determination Final..........................................................       60
         Section 9.11       Responsibility of Trustee for Conversion Provisions..................................       60
         Section 9.12       Conversion After a Public Acquirer Change of Control.................................       60

ARTICLE X. SATISFACTION AND DISCHARGE OF INDENTURE...............................................................       61

         Section 10.1       Satisfaction and Discharge of Indenture..............................................       61
         Section 10.2       Application of Trust Money...........................................................       62
         Section 10.3       Repayment to Company.................................................................       62
         Section 10.4       Reinstatement........................................................................       62

ARTICLE XI. MISCELLANEOUS........................................................................................       62

         Section 11.1       Trust Indenture Act Controls.........................................................       62
         Section 11.2       Notices..............................................................................       62
         Section 11.3       Communication by Holders with Other Holders..........................................       63
         Section 11.4       Certificate and Opinion as to Conditions Precedent...................................       64
         Section 11.5       Statements Required in Certificate or Opinion........................................       64
         Section 11.6       Separability Clause..................................................................       64
         Section 11.7       Rules by Trustee, Paying Agent, Conversion Agent and Registrar.......................       64
         Section 11.8       Legal Holidays.......................................................................       64
         Section 11.9       Governing Law........................................................................       65
         Section 11.10      Waiver of Jury Trial.................................................................       65
         Section 11.11      No Recourse Against Others...........................................................       65
         Section 11.12      Successors...........................................................................       65
         Section 11.13      Multiple Originals...................................................................       65
         Section 11.14      Effect of Headings and Table of Contents.............................................       65


EXHIBIT A         Form of Global Security
EXHIBIT B         Form of Certificated Security
EXHIBIT C         Transfer Certificate

      INDENTURE dated as of October 20, 2004 between Cell Genesys, Inc., a Delaware corporation ("Company"), and U.S. BANK NATIONAL ASSOCIATION ("Trustee").

      Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 3.125% Convertible Senior Notes due 2011:

                                   ARTICLE I.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

      Section 1.1 Definitions.

      "144A Global Security" means a permanent Global Security in the form of the Security attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A under the Securities Act.

      "Additional Amounts" shall have the meaning ascribed to it in the Registration Rights Agreement.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

      "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

      "Board Resolution" means a resolution of the Board of Directors.

      "Business Day" means, with respect to any Security, a day other than a Saturday, a Sunday, or a day that in The City of New York, is not a day on which banking institutions are authorized or required by law, regulation or executive order to close.

      "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity issued by that corporation, but excluding any debt securities convertible into such equity.

      "Certificated Securities" means Securities that are in the form of the Securities attached hereto as Exhibit B.

      "Common Stock" shall mean the Common Stock, $0.001 par value per share, of the Company existing on the date of this Indenture or any other shares of Capital Stock of the Company into which such Common Stock shall be reclassified or changed.

      "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

      "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any two Officers.

      "Conversion Price" means initially $9.10, subject to adjustment as set forth herein.

      "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 633 West Fifth Street, 24th Floor, LM-CA-T24T, Los Angeles, CA 90071, Attention: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

      "Default" means an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

      "Ex-Dividend Time" means, with respect to any issuance or distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such issuance or distribution.

      "Exchange Act" mans the Securities Exchange Act of 1934, as amended.

      "Global Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A, and that are registered in the register of Securities in the name of a Depositary or a nominee thereof, and to the extent that such Securities are required to bear the Legend required by Section
2.6 hereof, such Securities will be in the form of a 144A Global Security.

      "Holder" or "Securityholder" means a Person in whose name a Security is registered on the Registrar's books.

      "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

      "Initial Purchasers" means Lehman Brothers Inc., J.P. Morgan Securities Inc., Needham & Company, Inc. and SG Cowen & Co.

      "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

      "Majority Owned" means having "beneficial ownership" (as defined in Rule 13(d)(3) under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity's Capital Stock that are entitled to vote generally in the election of directors. "Majority Owner" has the correlative meaning.

      "Officer" means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Controller, or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

      "Officers' Certificate" means a written certificate containing the information specified in Sections 11.4 and 11.5, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.3 shall be signed by the principal executive officer, principal financial officer or principal accounting officer of the Company but need not contain the information specified in Sections 11.4 and 11.5.

      "Opinion of Counsel" means a written opinion containing the information specified in Sections 11.4 and 11.5, from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company.

      "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof. The term "Person" includes any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) under the Exchange Act.

      "Public Acquirer Change of Control" means any event constituting a Non-Stock Change of Control in which the acquirer has a class of common stock traded on any U.S. national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change (the "Public Acquirer Common Stock"). If an acquirer does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have Public Acquirer Common Stock if a corporation that directly or indirectly is the Majority Owner of the acquirer has a class of common stock satisfying the foregoing requirement; in such case, all references to Public Acquirer Common Stock shall refer to such class of common stock.

      "Public Acquirer Common Stock" has the meaning assigned to it in the definition of Public Acquirer Change of Control.

      "Purchase Agreement" means the Purchase Agreement, dated October 14, 2004, among the Company and J.P. Morgan Securities Inc. and Lehman Brothers Inc. as representatives of the Initial Purchasers.

      "Redemption Date" or "redemption date" shall mean the date specified in a notice of redemption on which the Securities may be redeemed in accordance with the terms of the Securities and this Indenture.

      "Redemption Price" or "redemption price" shall have the meaning set forth in Section 5 of the Securities.

      "Registration Rights Agreement" means the Resale Registration Rights Agreement, dated as of the date hereof, among the Company, J.P. Morgan Securities Inc. and Lehman Brothers Inc. as representatives of the Initial Purchasers.

      "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee or any other officer of the Trustee to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

      "Restricted Security" means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibits A and B of this Indenture.

      "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

      "Sale Price" of a security on any date of determination means:

            (i) the closing sales price as reported by the Nasdaq Stock Market, Inc.;

            (ii) if such security is not so reported on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which such security is so listed;

            (iii) if such security is not so reported, the last price quoted by Interactive Data Corporation for such security on such date or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by the Company;

            (iv) if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security on such date from at least two dealers recognized as market-makers for such security selected by the Company for this purpose; or

            (v) if such security is not so quoted, the average of that last bid and ask prices for such security on such date from a dealer engaged in the trading of convertible securities selected by the Company for this purpose.

      "SEC" means the Securities and Exchange Commission.

      "Securities" means any of the Company's 3.125% Convertible Senior Notes due 2011, as amended or supplemented from time to time, issued under this Indenture.

      "Securityholder" or "Holder" means a Person in whose name a Security is registered on the Registrar's books.

      "Significant Subsidiary" shall have the meaning ascribed to such term in Rule 405 of the Securities Act.

      "Stated Maturity", when used with respect to any Security, means November 1, 2011.

      "Subsidiary" means any Person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

      "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

      "Trading Day" means a day during which trading in securities generally occurs on the Nasdaq Stock Market, Inc. or, if the Common Stock is not quoted on The Nasdaq Stock Market, Inc., on the principal other national or regional securities exchange on which the Common Stock then is listed or, if the Common Stock is not traded on The Nasdaq Stock Market, Inc. or listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded or quoted.

      "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

      "Vice President," when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

      "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

      Section 1.2 Other Definitions.

                                                                                                      SECTION IN
                                                                                                    WHICH THE TERM
TERM:                                                                                                IS DEFINED:
-----                                                                                               --------------
"110% Trading Price Exception"................................................................          3.7
"Act".........................................................................................          1.5
"Additional Common Stock".....................................................................          9.1(b)
"Agent Members"...............................................................................          2.12(e)
"beneficial owner"............................................................................          3.7(a)
"Common Stock Restrictive Legend".............................................................          2.6(f)
"Continuing Director".........................................................................          3.7(a)

                                                                                                      SECTION IN
                                                                                                    WHICH THE TERM
TERM:                                                                                                IS DEFINED:
-----                                                                                               --------------
"Conversion Agent"............................................................................          2.3
"Current Market Price"........................................................................          9.3(g)
"Depositary"..................................................................................          2.1(a)
"distributed assets"..........................................................................          9.3(d)
"DTC".........................................................................................          2.1(a)
"Effective Date"..............................................................................          9.1(b)
"Event of Default"............................................................................          6.1
"Exchange Act"................................................................................          2.12(e)
"Expiration Time".............................................................................          9.3(f)
"Fair Market Value"...........................................................................          9.3(g)
"Fundamental Change"                                                                                    3.7(a)
"Fundamental Change Purchase Date"............................................................          3.7(a)
"Fundamental Change Purchase Notice"..........................................................          3.7(c)
"Fundamental Change Purchase Price"...........................................................          3.7(a)
"issuer tender offer".........................................................................          3.11
"Legal Holiday"...............................................................................          11.8
"Legend"......................................................................................          2.6(f)
"Non-Electing Share"..........................................................................          9.4
"Non-Stock Change of Control".................................................................          9.1(b)
"Notice of Default"...........................................................................          6.1
"Paying Agent"................................................................................          2.3
"QIB".........................................................................................          2.1(a)
"Record Date".................................................................................          9.3(g)
"Redemption Notice"...........................................................................          3.3
"Reference Period"............................................................................          9.3(d)
"Registrar"...................................................................................          2.3
"Rule 144A Information".......................................................................          4.6
"Securities Act"..............................................................................          2.6(f)
"Spin-Off"....................................................................................          9.3(d)
"Spin-Off Valuation Period"...................................................................          9.3(d)
"Stock Price".................................................................................          9.1(b)
"transfer"....................................................................................          2.12(d)
"Trigger Event"...............................................................................          9.3(d)

      Section 1.3 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Securities.

      "indenture security holder" means a Securityholder.

      "indenture to be qualified" means this Indenture.

      "indenture trustee" or "institutional trustee" means the Trustee.

      "obligor" on the indenture securities means the Company.

      All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

      Section 1.4 Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles as in effect from time to time;

                  (3) "or" is not exclusive;

                  (4) "including" means including, without limitation; and

                  (5) words in the singular include the plural, and words in the plural include the singular.

      Section 1.5 Acts of Holders.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, as described in Section 11.2. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

            (c) The principal amount and serial number of any Security and the ownership of Securities shall be proved by the register for the Securities.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

            (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                  ARTICLE II.
                                 THE SECURITIES

      Section 2.1 Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A and B, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

            (a) 144A Global Securities. Securities offered and sold within the United States to qualified institutional buyers as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued initially in the form of a 144A Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary (as defined below) and registered in the name of The Depository Trust Company ("DTC") or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

            (b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions.

      Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

            (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

      The Company shall execute and the Trustee shall, in accordance with this
Section 2.1(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall be substantially in the form of Exhibit A attached hereto; provided that the Legend (other than the first and second paragraphs thereof) may be removed from such Global Security on satisfaction of the conditions specified in this Indenture.

      (d) Certificated Securities. Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit B attached hereto; provided that the Legend may be removed from such Securities on satisfaction of the conditions specified in this Indenture.

      Section 2.2 Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

      Securities bearing the manual or facsimile signatures of individuals who were, at the time of the execution of the Securities, Officers shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

      No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

      The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount of $110,000,000 (or such greater amount necessary to reflect the exercise by the Initial Purchasers of their option to purchase additional Securities in compliance with the Purchase Agreement, but not in excess of $145,000,000) upon one or more Company Orders without any further action by the Company (other than as contemplated in Section
10.4 and Section 10.5 hereof). The aggregate principal amount of the Securities due at the Stated Maturity thereof outstanding at any time may not exceed the amount set forth in the foregoing sentence.

      The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple of $1,000.

      Section 2.3 Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.5. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.5.

      The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (in each case, if such Registrar, agent or co-registrar is a Person other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

      The Company initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent in connection with the Securities.

      Section 2.4 Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to 10:00 a.m., New York City time, on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.

      Section 2.5 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on April 1 and October 1 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

      Section 2.6 Transfer and Exchange.

            (a) Subject to Section 2.12, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.3, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

      At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

      The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption in whole or in part (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Fundamental Change Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or to issue any Securities, register the transfer of, or exchange any Securities for a period of 15 days before the Redemption Date.

            (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, (i) transfers of beneficial interests in a Global Security, in whole or in part, may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent) in accordance with Applicable Procedures, (ii) ownership of a beneficial interest in the Security shall be required to be reflected in book entry and (iii) transfers of Global Securities or beneficial interests in Global Securities shall be made only in accordance with Section 2.12 and this Section 2.6(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole or in part, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

            (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

            (d) Any Registrar appointed pursuant to Section 2.3 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

            (e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

            (f) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Security attached hereto as Exhibits A and B setting forth such restrictions (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel, as may be reasonably required by the Company and the Registrar and the Trustee (if not the same Person as the Trustee), that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act of 1933, as amended ("Securities Act") or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by the Company or an Affiliate of the Company, the Legend shall be reinstated.

      In the event Rule 144(k) as promulgated under the Securities Act is amended to shorten the two-year period under Rule 144(k), then, the references in the Legend to "TWO YEARS", and in the corresponding transfer restrictions described above, will be deemed to refer to such shorter period, from and after receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel to that effect. As soon as practicable after the Company knows of the effectiveness of any such amendment to shorten the two-year period under Rule 144(k), unless such changes would otherwise be prohibited by, or would cause a violation of, the federal securities laws applicable at the time, the Company will provide to the Trustee an Officers' Certificate and an Opinion of Counsel as to the effectiveness of such amendment and the effectiveness of such change to the restrictive legends and transfer restrictions.

      Until the Legend on any Restricted Security has been removed in compliance with this Section 2.6(f), all shares of Common Stock (or other securities issuable upon conversion as a result of the provisions of this Indenture) issued upon conversion of such Restricted Security shall bear a legend substantially in the form of the Legend (the "Common Stock Restrictive Legend") and shall be subject to the same restrictions on transfer as such Restricted Security. At any time following the time when the restrictions on transfer set forth in the Common Stock Restrictive Legend shall have expired in accordance with their terms or shall have terminated under applicable law, the holder of such Common Stock may, upon a surrender of the certificate representing such Common Stock exchange to the Company's transfer agent in accordance with such agent's customary procedures (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Common Stock has been made in compliance with Rule 144 or such successor provision), may receive a new certificate representing such Common Stock, in like amount, which shall not bear the Common Stock Restrictive Legend.

      Section 2.7 Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

      In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article III hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

      Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

      Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

      The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

      Section 2.8 Outstanding Securities; Determinations of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.7, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this
Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other Act, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles VI and VIII hereof).

      If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

      If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Fundamental Change Purchase Date, or on Stated Maturity, money sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Fundamental Change Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest, including Additional Amounts, if any, on such Securities shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

      If a Security is converted in accordance with Article IX, then from and after the time of conversion on the date of conversion, such Security shall cease to be outstanding and interest, including Additional Amounts, if any, shall cease to accrue on such Security.

      Section 2.9 Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

      If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

      Section 2.10 Cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless the same are delivered to the Trustee for cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article III, conversion, redemption or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article IX. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

      Section 2.11 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price or Fundamental Change Purchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

      Section 2.12 Global Securities. (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.6 and Section 2.12(a)(i), (B) transfers or exchanges of a beneficial interest in a Global Security for an interest in the same or another Global Security shall comply with Section 2.6 and Section 2.12(a)(ii) below, (C) transfers or exchanges of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.6, Section 2.12(a)(iii) below and Section 2.12(e)(i) below, and (D) transfers or exchanges of a Certificated Security shall comply with Section 2.6 and Sections 2.12(a)(iv) and (a)(v) below.

                  (i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Certificated Security that is issued in exchange for a Global Security. No transfer of a Global Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12.

                  (ii) Transfer or Exchange of a Beneficial Interest in a Global Security for a Beneficial Interest in the Same or Another Global Security.

                  (x) A beneficial interest in a Global Security may not be transferred or exchanged for a beneficial interest in another Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a request to transfer or exchange of a beneficial interest in a Global Security in accordance with Applicable Procedures for a beneficial interest in another Global Security, together with:

                        (A) so long as the Securities are Restricted Securities, certification in the form set forth in Exhibit C;

                        (B) written instructions to the Trustee to make, or direct the Registrar to make, in the case of a transfer or exchange of a beneficial interest in a Global Security for a beneficial interest in another Global Security, an adjustment on its books and records with respect to such Global Securities to reflect a decrease and increase in the aggregate principal amount of the Securities represented by such Global Securities, such instructions to contain information regarding the Depositary accounts to be credited with such decrease and increase; and

                        (C) if the Company or the Trustee so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend, then the Trustee, (1) shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Securities represented by the appropriate Global Security to be decreased by the aggregate principal amount that the other Global Security is increased and (2) in accordance with the standing instructions and procedures existing between the Depositary and the Registrar and Applicable Procedures, shall debit and credit or cause to be debited or credited, as appropriate, to the accounts of the persons specified in such instructions a beneficial interest in the Global Security or Global Securities, as appropriate, equal to the amount of the beneficial interests so transferred or exchanged.

                  (y) Beneficial interests in a Global Security may be transferred to Persons who take delivery in the same Global Security in accordance with the Applicable Procedures and, if the Global Security is a Restricted Security, in accordance with the transfer restrictions set forth in the Legend. No written orders or instructions shall be required to be delivered to the Registrar or the Trustee to effect the transactions described in this
Section 2.12(a)(ii)(y).

                  (z) Other than transfers to the Company or to an Affiliate of the Company, beneficial interests in a Global Security that is not a Restricted Security may not be transferred to Person who takes delivery thereof in the form a beneficial interest in a Global Security that is a Restricted Security.

                  (iii) Transfer or Exchange of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a

Certificated Security except upon satisfaction of the requirements set forth below and in Section 2.12(e)(1) below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

                        (A) so long as the Securities are Restricted Securities, certification in the form set forth in Exhibit C;

                        (B) written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

                        (C) if the Company or the Trustee so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Securities represented by the Global Security to be decreased by the aggregate principal amount of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so issued.

                  (iv) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

                  (y) to register the transfer of such Certificated Securities;
or

                  (z) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (2) so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                        (A) if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                        (B) if such Certificated Securities are being transferred to the Company, a certification to that effect; or

                        (C) if such Certificated Securities are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in Exhibit C, if applicable) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend.

                  (v) Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

      Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                        (I) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit C, that such Certificated Security is being transferred to a QIB in accordance with Rule 144A, or to an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the Securities Act; and

                        (II) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

            (b) Subject to the succeeding Section (c), every Security shall be subject to the restrictions on transfer provided in the Legend and herein including the delivery of an opinion of counsel, if so provided. Whenever any Restricted Security is presented or surrendered for transfer or for exchange, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit C, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such transfer or exchange any Security not so accompanied by a properly completed certificate.

            (c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

            (d) As used in the preceding two paragraphs of this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, loan, hypothecation, or other disposition of any interest in any Security.

            (e) The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

                  (1) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any Person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a successor Depositary is not appointed by the Company within 90 days or (ii) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

                  (2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                  (3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

                  (4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

                  (5) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

            (f) By its acceptance of any Security bearing the Legend, each Holder of such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and agrees that it will transfer such Security only as provided in this Indenture.

      Section 2.13 CUSIP Numbers. The Company may issue the Securities with one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                  ARTICLE III.
                            REDEMPTION AND PURCHASES

      Section 3.1 Company's Right to Redeem; Notices to Trustee. Prior to November 1, 2009, the Securities will not be redeemable at the Company's option. Beginning on November 1, 2009, the Company, at its option, may redeem the Securities, subject to and in accordance with the terms and conditions of
Section 5 of the Securities, for cash, as a whole or in part, at a redemption price equal to the principal amount of those Securities, if the Sale Price of the Common Stock has exceeded 150% of the Conversion Price then in effect for at least 20 Trading Days in any period of 30 consecutive Trading Days ending on the Trading Day prior to the mailing of the Redemption Notice. In addition, the Company will pay any accrued and unpaid interest, including Additional Amounts, if any, on those Securities (including Securities which are converted into Common Stock under the circumstances specified in Section 9.9) to the Redemption Date. If the Company elects to redeem Securities pursuant to Section 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price.

      The Company shall give the notice to the Trustee of its intention to exercise its right to redeem the Securities as provided for in this Section 3.1 by a Company Order at least ten (10) Business Days prior to the day the Redemption Notice is to be mailed.

      Section 3.2 Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection within five Business Days after it receives the notice provided for in Section
3.1 from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000.

      Securities and portions of Securities that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of the Securities to be redeemed.

      Securities and portions of Securities that are to be redeemed are convertible by the Holder until the close of business on the second Business Day prior to the Redemption Date unless the Company fails to pay the Redemption Price on the Redemption Date. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

      Section 3.3 Notice of Redemption. At least 20 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption (the "Redemption Notice") by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

      The notice shall identify the Securities to be redeemed and shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price;

                  (3) the Conversion Price;

                  (4) the name and address of the Paying Agent and Conversion Agent;

                  (5) that Securities called for redemption may be converted at any time before the close of business on the second Business Day prior to the Redemption Date;

                  (6) that Holders who wish to convert their Securities must satisfy the requirements set forth in Section 8 of the Securities;

                  (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  (8) if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

                  (9) that, unless the Company defaults in making payment of such Redemption Price, interest, including Additional Amounts, if any, on Securities called for redemption will cease to accrue interest on and after the Redemption Date; and

                  (10) the CUSIP number(s) of the Securities.

      At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least ten Business Days prior to the date by which such notice of redemption is to be given to Holders in accordance with this Section 3.3, unless the Trustee agrees to a shorter period.

      Section 3.4 Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

      Section 3.5 Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the applicable Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article IX. If such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from such trust.

      Section 3.6 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered.

      Section 3.7 Purchase of Securities at Option of the Holder upon Fundamental Change. (a)(1) If a Fundamental Change occurs at any time prior to the Stated Maturity (subject to certain exceptions set forth below), the Securities not previously purchased or redeemed by the Company shall be purchased by the Company for cash, at the option of the Holder thereof, at a purchase price specified in Section 6 of the Securities (the "Fundamental Change Purchase Price"), as of the date that is between 30 and 60 days after the date of a notice of Fundamental Change delivered by the Company pursuant to Section 3.7(b) (the "Fundamental Change Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.7(c).

      A "Fundamental Change" will be deemed to have occurred at such time after the Securities are originally issued when any of the following events shall occur:

                  (i) the acquisition by any Person, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Capital Stock of the Company entitling that Person to exercise 50% or more of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its subsidiaries or any of its employee benefit plans; or

                  (ii) the first day on which a majority of the members of the board of directors of the Company does not consist of Continuing Directors; or

                  (iii) the Company consolidates or merges with or into any other Person, any merger of another Person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company's properties and assets to another Person, other than: (A) any transaction: (1) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company's Capital Stock; and (2) pursuant to which the holders of 50% or more of the total voting power of the Company's Capital Stock entitled to vote generally in elections of directors immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such transaction; and (B) any merger primarily for the purpose of changing the Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock, if at all, solely into shares of common stock of the surviving entity, or

                  (iv) the termination of trading of the Common Stock, which shall be deemed to have occurred if the Common Stock or other common stock into which the notes are convertible is neither listed for trading on a United States national securities exchange nor approved for listing on Nasdaq or any similar United States system of automated dissemination of quotations of securities prices or traded in over-the-counter securities markets, and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing in the United States.

      A "Continuing Director" shall mean, as of any date of determination, any member of the Board of Directors who:

                  (i) was a member of the Board of Directors of the Company on the date hereof; or

                  (ii) was nominated for election, appointed or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of the new director's nomination, appointment or election, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Company's entire board of directors in which such individual is named as a nominee for director.

                  (2) Notwithstanding the provisions of Section 3.7(a)(1), the Company shall not be required to purchase the Securities of the Holders upon a Fundamental Change pursuant to this Section 3.7 (and a Fundamental Change shall be deemed not to have occurred) if:

                  (i) the Sale Price per share of Common Stock for any five Trading Days within (1) the period of 10 consecutive Trading Days ending immediately after the later of the Fundamental Change or the public announcement of the Fundamental Change, in the case of a Fundamental Change under clause (i) or (ii) of the definition of "Fundamental Change" above, or (2) the period of 10 consecutive Trading Days ending immediately before the Fundamental Change, in the case of a Fundamental Change under clause (iii) or (iv) of the definition of "Fundamental Change" above, equals or exceeds 110% of the Conversion Price of the Securities in effect on each of those five Trading Days (the "110% Trading Price Exception"); or

                  (ii) 90% or more of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) which otherwise would constitute a Fundamental Change under clause (i) or (iii) above consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded or to be traded immediately following such transaction on a national securities exchange or quoted on the Nasdaq National Market, and, as a result of the transaction or transactions, the Securities become convertible solely into such Common Stock, depositary receipts or other certificates representing common equity interests (and any rights attached thereto).

For the purposes of this Section 3.7, (x) whether a Person is a "beneficial owner" shall be determined in accordance with Rule 13d-3 and Rule 13d-5 under the Exchange Act (except that any of those Persons shall be deemed to have beneficial ownership of all securities it has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition) and (y) the term "Person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

            (b) No later than 30 days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Fundamental Change Purchase Notice to be completed by the Holder and shall state:

                  (1) briefly, the events causing a Fundamental Change and the date of such Fundamental Change;

                  (2) the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.7 must be delivered to the Paying Agent in order for a Holder to exercise the repurchase rights;

                  (3) the Fundamental Change Purchase Date;

                  (4) the Fundamental Change Purchase Price;

                  (5) the name and address of the Paying Agent and the Conversion Agent;

                  (6) the Conversion Price and any adjustments thereto;

                  (7) that the Securities as to which a Fundamental Change Purchase Notice has been given may be converted if they are otherwise convertible pursuant to Article IX hereof only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (8) that the Securities must be surrendered to the Paying Agent to collect payment;

                  (9) that the Fundamental Change Purchase Price for any Security as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Security as described in clause (8) above;

                  (10) briefly, the procedures the Holder must follow to exercise rights under this Section 3.7;

                  (11) briefly, the conversion rights of the Securities;

                  (12) the procedures for withdrawing a Fundamental Change Purchase Notice;

                  (13) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest, if any, on Securities surrendered for purchase by the Company will cease to accrue on and after the Fundamental Change Purchase Date; and

                  (14) the CUSIP number(s) of the Securities.

      Without otherwise limiting the Company's obligations pursuant to this
Section 3.7 in any way, the Company shall also issue a press release through Dow Jones & Company, Inc. containing the relevant information and otherwise make this information available on the Company's web site or through another public medium as the Company may use at that time.

            (c) A Holder may exercise its rights specified in Section 3.7(a) upon delivery of a written notice of purchase (a "Fundamental Change Purchase Notice") to the Paying Agent at any time on or prior to the close of business on the second Business Day preceding the Fundamental Change Purchase Date (unless the Company shall specify a later date), specifying:

                  (1) the certificate number of the Security, if certificated, which the Holder will deliver to be purchased or, if not certificated, the notice must comply with the appropriate depositary procedures;

                  (2) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple of $1,000; and

                  (3) that such Security shall be purchased pursuant to the terms and conditions specified in Section 6 of the Securities and in this Indenture.

      The delivery of such Security to the Paying Agent with the Fundamental Change Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 3.7 and Section 3.8 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Purchase Notice.

      The Company shall purchase from the Holder thereof, pursuant to this
Section 3.7 and Section 3.8, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

      Any purchase by the Company contemplated pursuant to the provisions of this Section 3.7 and Section 3.8 shall be consummated by the delivery of the consideration to be received by the Holder.

      Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this
Section 3.7(c) shall have the right to withdraw such Fundamental Change Purchase Notice, in whole or in part, at any time prior to the close of business on the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.8.

      The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

      Section 3.8 Effect of Fundamental Change Purchase Notice; Withdrawal. Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 3.7(c), the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such Security. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to the receipt of funds by the Paying Agent, promptly following the later of (x) the Fundamental Change Purchase Date with respect to such Security (provided the conditions in Section 3.7(c) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.7(c). Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article IX hereof on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

      A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Purchase Notice, at any time prior to the close of business on the Fundamental Change Purchase Date, specifying:

                  (1) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted, or, if not certificated, the notice must comply with the appropriate depositary procedures,

                  (2) the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

                  (3) the principal amount, if any, of such Security which remains subject to the original Fundamental Change Purchase Notice, and which has been or will be delivered for purchase by the Company.

      There shall be no purchase of any Securities pursuant to Section 3.7 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Fundamental Change Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price with respect to such Securities) in which case, upon such return, the Purchase Notice with respect thereto shall Fundamental Change be deemed to have been withdrawn.

      Section 3.9 Deposit of Fundamental Change Purchase Price. Prior to 10:00 a.m., New York City time, on the Business Day following the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in
Section 2.4) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof which are to be purchased as of the Fundamental Change Purchase Date.

      Section 3.10 Securities Purchased in Part. Any Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

      Section 3.11 Covenant to Comply With Securities Laws Upon Purchase of Securities. When complying with the provisions of Section 3.7 (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act,
(ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 3.7 to be exercised in the time and in the manner specified in Section 3.7.

      Section 3.12 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in
Section 11 of the Securities, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.1(f)), held by them for the payment of the Fundamental Change Purchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to
Section 3.9 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Fundamental Change Purchase Date, the Trustee shall return any such excess to the Company together with interest thereon (subject to the provisions of Section 7.1(f)).

                                   ARTICLE IV.
                                   COVENANTS

      Section 4.1 Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts of cash to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 10:00 a.m., New York City time, by the Company. Principal amount plus accrued interest, if any, including Additional Amounts, if any, the Redemption Price, the Fundamental Change Purchase Price and cash interest, if any, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due.

      Section 4.2 SEC and Other Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates).

      Section 4.3 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2005) an Officers' Certificate, stating whether or not to the knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

      Section 4.4 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

      Section 4.5 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of U.S. Bank Trust National Association, an Affiliate of the Trustee with an office at 100 Wall Street, Suite 1600, New York, New York 10005 (Attention: Corporate Trust Services), shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.

      The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

      Section 4.6 Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a Person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

      Section 4.7 Treatment of Securities. Each Holder, by acceptance of a Security, and beneficial owner, by acceptance of a beneficial ownership interest in a Security, agrees to treat the Securities as indebtedness of the Company for U.S. federal income tax purposes and not to take any action inconsistent with such treatment.

      Section 4.8 Additional Amounts. If Additional Amounts are payable by the Company upon a registration default pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Amounts per $1,000 principal amount of the Notes that are payable, (ii) the facts and calculations supporting the determination of such amount and (iii) the date on which such damages are payable. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Amounts are payable.

                                   ARTICLE V.
                              SUCCESSOR CORPORATION

      Section 5.1 When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other Person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, unless:

            (a) either (1) the Company shall be the continuing corporation or
(2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease all or substantially all of the properties and assets of the Company substantially as an entirety (i) shall be organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

            (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

            (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article V and that all conditions precedent herein provided for relating to such transaction have been satisfied.

      For purposes of the foregoing, the transfer (by lease, assignment (excluding the grant of a security interest but including any foreclosure thereon), sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

      The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 8.6, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

                                  ARTICLE VI.
                              DEFAULTS AND REMEDIES

      Section 6.1 Events of Default. So long as any Securities are outstanding, each of the following shall be an "Event of Default":

                  (1) the Company defaults in the payment of the principal amount on any Security when the same becomes due and payable at its Stated Maturity;

                  (2) the Company defaults in its obligation to repurchase any Security, or any portion thereof, upon the exercise by the Holder of such Holder s right to require the Company to purchase such Securities pursuant to and in accordance with Section 3.7 hereof;

                  (3) the Company defaults in its obligation to redeem any Security, or any portion thereof, called for redemption by the Company pursuant to and in accordance with Section 3.1 hereof;

                  (4) the Company defaults in the payment of any accrued and unpaid interest, including Additional Amounts, if any, on any Security, in each case when due and payable, and continuance of such default for a period of 30 days;

                  (5) the Company fails to comply with any of its covenants or agreements in the Securities or this Indenture (other than those referred to in clauses (1) through (4) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

                  (6) a default under any indebtedness for money borrowed by the Company or any Significant Subsidiary in an aggregate outstanding principal amount in excess of $10.0 million, for a period of 30 days after written notice of default is given to the Company by the Trustee or to the Company and the Trustee by Holders of not less than 25% in aggregate principal amount of the Securities then outstanding, which default (A) is caused by the failure to pay principal or interest when due on such indebtedness by the end of the applicable grace period, if any, unless such indebtedness is discharged, or (B) results in the acceleration of such indebtedness, unless such acceleration is waived, cured, rescinded or annulled or unless such indebtedness is discharged;

                  (7) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any of its Subsidiaries that is a Significant Subsidiary, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any of its Subsidiaries that is a Significant Subsidiary, as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Subsidiaries that is a Significant Subsidiary, under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (8) the commencement by the Company or any of its Subsidiaries that is a Significant Subsidiary, of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any of its Subsidiaries that is a Significant Subsidiary, to the entry of a decree or order for relief in respect of the Company or any of its Subsidiaries that is a Significant Subsidiary, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company or any of its Subsidiaries that is a Significant Subsidiary, of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by the Company or any of its Subsidiaries that is a Significant Subsidiary, of an assignment for the benefit of creditors, or the admission by the Company or any of its Subsidiaries that is a Significant Subsidiary, in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any of its Subsidiaries that is a Significant Subsidiary, expressly in furtherance of any such action.

      A Default under clause (5) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (5) above after actual receipt of such notice. Any such notice must specify the Default, require that it be remedied and state that such notice is a "Notice of Default."

      The Trustee shall, within 90 days of the occurrence of a Default or Event of Default, give to the Holders of the Securities notice of all uncured Defaults or Events of Default known to it, its status and what action the Company is taking or proposes to take with respect thereto; provided, however, the Trustee shall be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such Holders, except in the case of a Default or Event of Default under clause (1), (2), (3) or (4) above.

      Section 6.2 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(7) or (8) with respect to the Company) occurs and is continuing (the Event of Default not having been cured or waived as provided in this Article VI), the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the principal amount plus accrued and unpaid interest, including Additional Amounts, if any, on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Section 6.1(7) or (8) occurs (with respect to the Company) and is continuing, the principal amount plus accrued and unpaid interest, including Additional Amounts, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind or annul an acceleration and its consequences if the rescission or annulment would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount plus accrued and unpaid interest, including Additional Amounts, if any, that have become due solely as a result of acceleration and if all amounts due to the Trustee under
Section 7.7 have been paid. No such rescission or annulment shall affect any subsequent Default or impair any right consequent thereto.

      Section 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount plus accrued and unpaid interest, including Additional Amounts, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

      The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

      Section 6.4 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default or Event of Default and its consequences except (i) an Event of Default described in Section 6.1(1), 6.1(2), 6.1(3) or 6.1(4), (ii) a Default or Event of Default in respect of a provision that under Section 8.2 cannot be amended without the consent of each Securityholder affected or (iii) a Default or Event of Default which constitutes a failure to convert any Security in accordance with the terms of Article IX. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right. This Section
6.4 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

      Section 6.5 Control by Majority. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This
Section 6.5 shall be in lieu of Section 316(a)(1)(A) of the TIA and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

      Section 6.6 Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

                  (5) the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

      A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

      Section 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, Redemption Price, Fundamental Change Purchase Price or interest, including Additional Amounts, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to convert the Securities in accordance with Article IX, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

      Section 6.8 Collection Suit by Trustee. If an Event of Default described in Section 6.1(1), (2), (3) or (4) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.7.

      Section 6.9 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, Redemption Price, Fundamental Change Purchase Price or interest, including Additional Amounts, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

            (a) to file and prove a claim for the whole amount of the principal amount, Redemption Price, Fundamental Change Purchase Price, or interest, including Additional Amounts, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and

            (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7.

      Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

      FIRST: to the Trustee for amounts due under Section 7.7;

      SECOND: to Securityholders for amounts due and unpaid on the Securities for the principal amount, Redemption Price, Fundamental Change Purchase Price or interest, including

Additional Amounts, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

      THIRD: the balance, if any, to the Company.

      The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

      Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.7 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding. This Section 6.11 shall be in lieu of
Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

      Section 6.12 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount, Redemption Price or Fundamental Change Purchase Price in respect of Securities, or any interest, including Additional Amounts, if any, on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII.
                                     TRUSTEE

      Section 7.1 Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) Except during the continuance of an Event of Default:

                  (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This Section 7.1(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1) this Section (c) does not limit the effect of Section (b) of this Section 7.1;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5. Subparagraphs(c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this Section 7.1.

            (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

            (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

      Section 7.2 Rights of Trustee. Subject to its duties and responsibilities under the TIA,

            (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers Certificate;

            (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

            (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

            (e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

            (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

            (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

            (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

            (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

            (k) in no event shall the Trustee be responsible or liable for special, indirect or consequential loss of damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

            (l) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any Person authorized to sign an Officers' Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

      Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

      Section 7.4 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

      Section 7.5 Notice of Defaults. If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Section 6.1(1), (2), (3) or (4), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Securityholders. The preceding sentence shall be in lieu of the proviso to
Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default, which notice specifically references this Indenture and the Securities.

      Section 7.6 Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

      A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

      Section 7.7 Compensation and Indemnity. The Company agrees:

            (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

            (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

            (c) to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including attorney's fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee and any and all franchise taxes of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

      To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount, Redemption Price, Fundamental Change Purchase Price or interest, including Additional Amounts, if any, as the case may be, on particular Securities.

      The Company's payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses or renders services after the occurrence of a Default specified in Section 6.1(6) or (7), the expenses including the reasonable charges and expenses of its counsel, and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

      Section 7.8 Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.8. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

      If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

      If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      Section 7.9 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

      Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

      Section 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

      Section 7.12 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god, and interruptions, loss or malfunctions or utilities, communications or computer (software or hardware) services.

                                 ARTICLE VIII.
                                   AMENDMENTS

      Section 8.1 Without Consent of Holders. The Company and the Trustee may amend, modify or supplement this Indenture or the Securities without the consent of any Securityholder to:

            (a) add to the covenants of the Company for the benefit of the Holders of Securities;

            (b) surrender any right or power herein conferred upon the Company;

            (c) provide for conversion rights of Holders of Securities if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets occurs;

            (d) provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article V hereof;

            (e) subject to Section 9.3(m), reduce the Conversion Price, provided that such reduction will not adversely affect the interest of the Holders;

            (f) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

            (g) cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective; provided, however, that such action pursuant to this clause
(g) does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution), adversely affect the interests of the Holders of Securities in any material respect; and

            (h) add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and that will not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution), adversely affect the interests of the Holders of Securities.

      Section 8.2 With Consent of Holders. Except as provided below in this
Section 8.2 and in Section 8.1, this Indenture or the Securities may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, in each case with the written consent of the Holders of at least a majority of the principal amount of the Securities at the time outstanding.

      Without the written consent or the affirmative vote of each Holder of Securities affected thereby, an amendment or waiver under this Section 8.2 may not:

            (a) change the maturity of the principal or the date any installment of interest, including Additional Amounts, is due on, any Security;

            (b) reduce the principal amount of, or interest, including Additional Amounts payable on, or the Redemption Price or Fundamental Change Purchase Price of, any Security;

            (c) change the currency of any amount owed or owing under the Security or any interest thereon from U.S. Dollars;

            (d) impair the right of any Holder to institute suit for the enforcement of any payment or with respect to any Security;

            (e) modify the obligation of the Company to maintain an office or agency in The City of New York pursuant to Section 4.5;

            (f) except as otherwise permitted or contemplated by the provisions of this Indenture, adversely affect the repurchase right of the Holders of the Securities or the redemption provisions as provided in Article III or the right of the Holders of the Securities to convert any Security as provided in Article IX;

            (g) modify any of the provisions of this Section 8.2, or reduce the principal amount of outstanding Securities required to waive a default, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; or

            (h) reduce the percentage of the principal amount of the outstanding Securities the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver provided for in this Indenture.

      It shall not be necessary for the consent of the Holders under this
Section 8.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment under this Section 8.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

      Nothing in this Section 8.2 shall impair the ability of the Company and the Trustee to amend this Indenture or the Securities without the consent of any Securityholder to provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article V hereof.

      Section 8.3 Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

      Section 8.4 Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

      Section 8.5 Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

      Section 8.6 Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article VIII if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

      Section 8.7 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE IX.
                                   CONVERSIONS

      Section 9.1 Conversion Privilege.

      (a) Subject to and upon compliance with the provisions of this Article IX, a Holder of a Security shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 or an integral multiple of $1,000) of such Security into shares of Common Stock at the Conversion Price in effect on the date of conversion, at any time prior to the close of business on the Business Day prior to the Stated Maturity of the Securities.

      (b) Subject to Section 9.4 and Section 9.12, if a Holder elects to convert a Security in connection with clauses (i) or (iii) under a Fundamental Change referred to in Section 3.7 (or in connection with a transaction that would have been a Fundamental Change under such clause (i) or (iii) but for the existence of the 110% Trading Price Exception (as defined in Section 3.7)) pursuant to which 10% or more of the consideration for the Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) in such transaction consists of cash or securities (or other property) that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or The Nasdaq National Market (a "Non-Stock Change of Control"), the Company will increase the number of shares of Common Stock issuable upon conversion of the Security by a number of additional shares of Common Stock (the "Additional Common Stock") as set forth below. The number of shares of Additional Common Stock will be determined by reference to the table below, based on the date on which the Non-Stock Change of Control becomes effective (the "Effective Date") and the price (the "Stock Price") paid per share for the Common Stock in the Non-Stock Change of Control. If Holders of Common Stock receive only cash in the Non-Stock Change of Control, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Sale Prices of the Common Stock on the five Trading Days prior to but not including the Effective Date of such Non-Stock Change of Control.

      The Stock Prices and number of shares of Additional Common Stock set forth in the table below will be adjusted as of any date on which the Conversion Price is adjusted. On such date, the Stock Prices shall be adjusted by multiplying:

            (1) the Stock Prices applicable immediately prior to such adjustment, by

            (2) a fraction, of which

                  (A) the numerator shall be the Conversion Price as so
            adjusted, and

                  (B) the denominator shall be the Conversion Price immediately prior to the adjustment giving rise to the Stock Price adjustment.

The number of shares of Additional Common Stock shall be correspondingly adjusted in the same manner as the adjustments described in Section 9.3.

      The following table sets forth the Stock Price and number of shares of Additional Common Stock issuable per $1,000 aggregate principal amount of
Securities:

STOCK PRICE         $7.00    $8.50   $10.00   $11.50   $13.00   $14.50   $16.00   $17.50   $19.00   $20.50   $22.00    $23.50
----------------    -----    -----   ------   ------   ------   ------   ------   ------   ------   ------   ------    ------
Effective Date
October 20, 2004    32.96    23.44    17.51    13.55    10.77     8.74     7.20     6.06     5.15     4.40     3.80     0.00
November 1, 2005    32.44    22.60    16.51    12.52     9.78     7.82     6.40     5.26     4.42     3.77     3.22     0.00
November 1, 2006    32.24    21.76    15.34    11.29     8.57     6.73     5.39     4.35     3.60     3.04     2.56     0.00
November 1, 2007    32.01    20.67    13.91     9.68     7.07     5.28     4.05     3.19     2.57     2.10     1.75     0.00
November 1, 2008    31.90    19.36    11.81     7.44     4.84     3.26     2.21     1.59     1.20     0.92     0.74     0.00
November 1, 2009    32.27    18.12     9.77     4.46     0.98     0.00     0.00     0.00     0.00     0.00     0.00     0.00
November 1, 2010    31.93    16.22     7.99     3.47     0.70     0.00     0.00     0.00     0.00     0.00     0.00     0.00
November 1, 2011     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00

      If the Stock Price and Effective Date are not set forth on the table above and the Stock Price is:

                  (A) between two Stock Prices on the table or the Effective
            Date is between two dates on the table, the number of shares of Additional Common Stock will be determined by straight-line interpolation between the number of shares of Additional Common Stock set forth for the higher and lower Stock Price and the two Effective Dates, as applicable, based on a 360-day year;

                  (B) in excess of $23.50 per share (subject to adjustment), no shares of Additional Common Stock will be issued upon conversion; or

                  (C) less than $7.00 per share (subject to adjustment), no
            shares of Additional Common Stock will be issued upon conversion.

      Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 142.8571 per $1,000 of aggregate principal amount of Securities, subject to adjustments in the same manner as the Conversion Price in Section 9.3.

         (c) The Company shall provide notice to all Holders and to the Trustee at least 15 Trading Days prior to the anticipated Effective Date of a Non-Stock Change of Control. The Company must also provide notice to all Holders and to the Trustee upon the effectiveness of such Non-Stock Change of Control. Subject to Section 9.12, Holders may surrender Securities for conversion and receive the Additional Common Stock pursuant to Section 9.1(b) at any time from and after the date which is 15 days prior to the anticipated Effective Date of such Fundamental Change until and including the date which is 15 days after the actual Effective Date (or, if such transaction also results in Holders having a right to require the Company to repurchase their Securities, until the Fundamental Change Purchase Date with respect to such Fundamental Change).

      Section 9.2 Conversion Procedure; Conversion Price; Fractional Shares.

            (a) Each Security shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock. The Security will be converted into shares of Common Stock at the Conversion Price therefor. No payment or adjustment shall be made in respect of dividends on the Common Stock or accrued interest on a converted Security, except as described in Section 9.9 hereof. The Company shall not issue any fraction of a share of Common Stock in connection with any conversion of Securities, but instead shall, subject to Section 9.3(k) hereof, make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Sale Price of the Common Stock on the last Trading Day prior to the date of conversion. Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising such Holder's option to require the Company to repurchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the Section 3.8 hereof.

            (b) Before any Holder of a Security shall be entitled to convert the same into Common Stock, such Holder shall, in the case of Global Securities, comply with the procedures of the Depositary in effect at that time, and in the case of Certificated Securities, surrender such Securities, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place that such Holder elects to convert the same and shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued.

      Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest on the Securities, as provided in Section 9.9, and all taxes or duties, if any, as provided in Section 9.8.

      If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to the next succeeding sentence, the Company will, as soon as practicable thereafter, issue and deliver at said office or place to such Holder of a Security, or to such Holder's nominee or nominees, certificates for the number of full shares of Common Stock to which such Holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share to which such Holder would otherwise be entitled. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register.

            (c) A Security shall be deemed to have been converted as of the close of business on the date of the surrender of such Securities for conversion and compliance with the other requirements of this Section 9.2 as provided above, and the Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of the close of business on such date.

            (d) In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder (subject to the provisions of Section
9.8 hereof), a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

      Section 9.3 Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time as follows:

            (a) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, pay a dividend or make a distribution in shares of Common Stock to all holders of its outstanding shares of Common Stock, then the Conversion Price in effect at the opening of business on the date following the record date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

                  (1) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination; and

                  (2) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

      Such reduction shall become effective immediately after the opening of business on the day following the Record Date fixed for such determination. If any dividend or distribution of the type described in this Section 9.3(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

            (b) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case the Company shall, at any time or from time to time while any of the Securities are outstanding, combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased.

      Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

            (c) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, issue rights or warrants (other than any rights or warrants referred to in Section 9.3(d)) to all or substantially all holders of its shares of Common Stock entitling them to subscribe for or purchase, for a period of up to 45 days, shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share) less than the Sale Price on the Business Day immediately preceding the date of the announcement of such issuance (treating the conversion price per share of the securities convertible into Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible security), then the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such date of announcement by a fraction:

                  (1) the numerator of which shall be the number of shares of Common Stock outstanding on the close of business on the date of announcement, plus the number of shares or securities which the aggregate offering price of the total number of shares or securities so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Sale Price of the Common Stock; and

                  (2) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

      Such adjustment shall become effective immediately after the opening of business on the day following the date of announcement of such issuance. To the extent that shares of Common Stock (or securities convertible into shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into shares of Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

            (d) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, by dividend or otherwise, distribute to all or substantially all holders of its shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the Common Stock is not changed or exchanged), shares of Capital Stock (other than any dividends or distributions to which Section 9.3(a) applies and distributions of Common Stock to which Section 9.3(a) applies), evidences of its indebtedness or other assets, including securities, but excluding (i) any rights or warrants referred to in Section 9.3(c) and (ii) dividends or distributions of stock, securities or other property or assets (including cash) in connection with a reclassification, consolidation, merger, statutory share exchange, combination, sale or conveyance to which Section 9.4 applies (such capital stock, evidence of its indebtedness, and other assets or securities being distributed hereinafter in this Section 9.3(d) called the distributed assets), then, in each such case, subject to the second and third succeeding paragraphs and the last paragraph of this Section 9.3(d), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

                  (1) the numerator of which shall be the Current Market Price of the Common Stock, less the Fair Market Value on such date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date)(determined as provided in Section 9.3(g)); and

                  (2) the denominator of which shall be such Current Market
Price.

      Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

      If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 9.3(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the Reference Period) used in computing the Current Market Price pursuant to Section 9.3(g) to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders. Notwithstanding the foregoing, in the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company's Subsidiaries (a "Spin-Off"), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

                  (1) the numerator of which shall be the Current Market Price on such date; and

                  (2) the denominator of which shall be the Current Market Price of the Common Stock, plus the Fair Market Value on such date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date) (determined as set forth in the third and fourth succeeding sentences).

      Such reduction shall become effective immediately prior to the opening of business on the day following the last Trading Day of the Spin-Off Valuation Period (as defined below). In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. In the case of a Spin-Off, the Fair Market Value of the securities to be distributed shall equal the average of the closing sale prices of such securities on the principal securities market on which such securities are traded for the five consecutive Trading Days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-Off (the "Spin-Off Valuation Period"), and the Current Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Sale Price for the Common Stock on the same Trading Day.

      Rights or warrants distributed by the Company to all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"), (i) are deemed to be transferred with such shares of

Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of shares of Common Stock shall be deemed not to have been distributed for purposes of this Section 9.3(d) (and no adjustment to the Conversion Price under this Section 9.3(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 9.3(d)):

                  (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of shares of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase; and

                  (2) in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

      For purposes of this Section 9.3(d) and Section 9.3(a), 9.3(b) and 9.3(c), any dividend or distribution to which this Section 9.3(d) is applicable that also includes (i) shares of Common Stock, (ii) a subdivision or combination of shares of Common Stock to which Section 9.3(b) applies or (iii) rights or warrants to subscribe for or purchase shares of Common Stock to which Section 9.3(c) applies (or any combination thereof), shall be deemed instead to be:

                  (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants, other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Section 9.3(a), 9.3(b) and 9.3(c) apply, respectively (and any Conversion Price reduction required by this Section 9.3(d) with respect to such dividend or distribution shall then be made), immediately followed by

                  (2) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Price reduction required by Sections 9.3(a), 9.3(b), and 9.3(d) with respect to such dividend or distribution shall then be made), except:

                        (A) the Record Date of such dividend or distribution shall be substituted as (i)"the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "Record Date fixed for such determinations" and "Record Date" within the meaning of Section 9.3(a) and 9.3(b), (ii) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of Section 9.3(b), and (iii) as "the date fixed for the determination of stockholders entitled to receive such rights or warrants," "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and such "Record Date" within the meaning of Section 9.3(c); and

                        (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 9.3(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

      In the event of any distribution referred to in this Section 9.3(d) in which (i) the value of such distribution per share of Common Stock equals or exceeds the average of the Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Record Date for such distribution, or (ii) such average of the Sale Prices of the Common Stock exceeds the Fair Market Value of such distribution applicable to one share of Common Stock (as determined by the Board of Directors) by less than $1.00, then, in each such case, in lieu of an adjustment to the Conversion Price, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Security, in addition to shares of Common Stock, the kind and amount of such distribution such Holder would have received had such Holder converted such Security immediately prior to the Record Date for determining the shareholders entitled to receive the distribution.

      No adjustment to the Conversion Price or the ability of a Holder of a Security to convert will be made if the Holder may otherwise participate in such distribution without conversion.

            (e) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, the Conversion Price shall be reduced so that the same shall equal the rate determined by dividing the Conversion Price in effect on the applicable record date by a fraction,

                  (1) the numerator of which shall be the Current Market Price on such record date; and

                  (2) the denominator of which shall be the Current Market Price minus the amount distributed per ordinary share of Common Stock.

      Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for the determination of the stockholders entitled to receive such cash dividend or other distribution consisting exclusively of cash. If any dividend or distribution of the type described in this Section 9.3(e) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

            (f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction,

                  (1) the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time; and

                  (2) the denominator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time.

      If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made.

            (g) For purposes of this Article IX, the following terms shall have the meanings indicated:

      "Current Market Price" on any date means the average of the daily Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to such date; provided, however, that if:

                  (1) the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 9.3(a), (b),
(c), (d), (e) or (f) occurs during such ten consecutive Trading Days, the Sale Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by dividing such Sale Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

                  (2) the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 9.3(a), (b), (c), (d), (e) or (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Sale Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by dividing such Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

                  (3) the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Sale Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 9.3(d), (e) or (f)) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

      For purposes of any computation under Section 9.3(f), if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 9.3(a), (b), (c), (d),
(e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Sale Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by dividing such Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, when used:

                  (1) with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Sale Price was obtained without the right to receive such issuance or distribution;

                  (2) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

                  (3) with respect to any tender or exchange offer, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer.

      Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 9.3, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 9.3 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

      "Fair Market Value" shall mean the amount that a willing buyer would pay a willing seller in an arm's-length transaction (as determined by the Board of Directors, whose determination shall be conclusive).

      "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any cash, securities or other property or in which the shares of Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

            (h) The Company shall be entitled to make such additional reductions in the Conversion Price, in addition to those required by Section 9.3(a), (b),
(c), (d), (e) or (f), as shall be necessary in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of shares of Common Stock or any issuance of rights or warrants referred to above shall not be taxable to the holders of Common Stock for United States Federal income tax purposes.

            (i) To the extent permitted by applicable law and Section 8.1(e), the Company may, from time to time, reduce the Conversion Price by any amount for any period of time, if such period is at least 20 days and the reduction is irrevocable during the period. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the register of the Securities maintained by the Registrar, at least 15 days prior to the date the reduced Conversion Price takes effect, a notice of the reduction stating the reduced Conversion Price and the period during which it will be in effect.

            (j) In any case in which this Section 9.3 shall require that any adjustment be made effective as of or retroactively immediately following a Record Date, the Company may elect to defer (but only for five Trading Days following the filing of the statement referred to in Section 9.5) issuing to the Holder of any Securities converted after such Record Date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

            (k) All calculations under this Section 9.3 shall be made to the nearest cent or one-ten-thousandth of a share, with one-half cent and 0.00005 of a share, respectively, being rounded upward.

            (l) In the event that at any time, as a result of an adjustment made pursuant to this Section 9.3, the Holder of any Securities thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Company other than shares of Common Stock into which the Securities originally were convertible, the Conversion Price of such other shares so receivable upon conversion of any such Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (k) of this
Section 9.3, and the provision of Sections 9.1, 9.2 and 9.4 through 9.9 with respect to the Common Stock shall apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment shall be conclusive.

            (m) No adjustment shall be made (i) pursuant to Section 9.3(i) if the effect thereof would be to reduce the Conversion Price below $7.00, or (ii) pursuant to any provision of this Section 9.3 (a) if the Holders of the Securities may participate in the transaction that otherwise would give rise to an adjustment pursuant to this Section 9.3 or (b) if the consent of the holders of the Common Stock would be required for the issuance of, or the Company's agreement to issue, the Common Stock at the adjusted Conversion Price pursuant to the rules of The Nasdaq Stock Market, Inc. or any exchange or other market on which the Common Stock is then listed or traded and the Company has not obtained such consent in compliance with the applicable rules.

      Section 9.4 Consolidation or Merger of the Company. If any of the following events occurs, namely:

               (1) any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

               (2) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

               (3) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Securities shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Securities been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided, that if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (Non-Electing Share), then for the purposes of this Section 9.4, the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article IX. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights set forth in this Article IX.

      The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

      The above provisions of this Section 9.4 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

      If this Section 9.4 applies to any event or occurrence, Section 9.3 shall not apply. Notwithstanding this Section 9.4, if a Public Acquirer Change of Control occurs and the Company elects to adjust the Conversion Price and its conversion obligation pursuant to Section 9.12, the provisions of Section 9.12 shall apply to the conversion instead of this Section 9.4.

      Any Additional Common Stock which a Holder is entitled to receive upon conversion pursuant to Section 9.1(b), if applicable, shall not be payable in shares of Common Stock, but will represent a right to receive the aggregate amount of cash, securities or other property into which the Additional Common Stock would convert as a result of such recapitalization, consolidation, merger, share transfer, acquisition or share exchange.

      Section 9.5 Notice of Adjustment. Whenever an adjustment in the Conversion Price with respect to the Securities is required:

               (1) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such securities a certificate of the Treasurer of the Company, stating the adjusted Conversion Price determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

               (2) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in Section 11.2. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

In addition, whenever an adjustment in the Conversion Price with respect to the Securities is required, the Company will issue a press release through Dow Jones & Company, Inc. containing the relevant information and make this information available on the Company's web site or through another public medium as it may use at that time.

      Section 9.6 Notice in Certain Events. In case:

               (1) of a consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) of all or substantially all of the property and assets of the Company; or

               (2) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

               (3) of any action triggering an adjustment of the Conversion Price referred to in clauses (x) or (y) below;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the Securities in the manner provided in Section 11.2, at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Price pursuant to this Article IX, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Price pursuant to this Article IX is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger sale, conveyance, dissolution, liquidation or winding up.

      Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (1), (2) or (3) of this Section 9.6.

      Section 9.7 Company To Reserve Stock: Registration; Listing.

            (a) The Company shall, in accordance with the laws of the State of Delaware, at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Securities, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Securities then outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be held by a single Holder); provided, however, that nothing contained herein shall preclude the Company from satisfying its obligations in respect of the conversion of the Securities by delivery of purchased shares of Common Stock which are then held in the treasury of the Company. The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in Section 9.8, taxes with respect to the issue thereof.

            (b) If any shares of Common Stock which would be issuable upon conversion of Securities hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares or securities to be duly registered or approved, as the case may be. The Company further covenants that so long as the Common Stock shall be listed on The Nasdaq Stock Market, Inc., the Company will, if permitted by the rules of such exchange, list and keep listed all Common Stock issuable upon conversion of the Securities, and the Company will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Securities prior to such delivery upon any other national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

      Section 9.8 Taxes on Conversion. The issue of stock certificates on conversion of Securities shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Securities which are not so converted in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

      Section 9.9 Conversion After Record Date. Except as provided below, if any Securities are surrendered for conversion on any day other than an Interest Payment Date, the Holder of such Securities shall not be entitled to receive any interest that has accrued on such Securities since the prior Interest Payment Date. By delivery to the Holder of the number of shares of Common Stock or other consideration issuable upon conversion in accordance with this Article IX, any accrued and unpaid interest on such Securities will be deemed to have been paid in full.

      If any Securities are surrendered for conversion subsequent to the Record Date preceding an Interest Payment Date but on or prior to such Interest Payment Date, the Holder of such Securities at the close of business on such Record Date shall receive the interest payable on such Securities on such Interest Payment Date notwithstanding the conversion thereof. Securities surrendered for conversion during the period from the close of business on any Record Date preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Securities which have been called for redemption on a Redemption Date which is after such Record Date and on or prior to the third Business Day after such Interest Payment Date) be accompanied by payment by Holders, for the account of the Company, in New York Clearing House funds or other funds of an amount equal to the interest payable on such Interest Payment Date on the Securities being surrendered for conversion. Except as provided in Section 3.1 or this Section 9.9, no adjustments in respect of payments of interest on Securities surrendered for conversion or any dividends or distributions or interest on the Common Stock issued upon conversion shall be made upon the conversion of any Securities.

      Section 9.10 Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Article IX shall be conclusive if made in good faith and in accordance with the provisions of this Article, absent manifest error, and set forth in a Board Resolution.

      Section 9.11 Responsibility of Trustee for Conversion Provisions. The Trustee has no duty to determine when an adjustment under this Article IX should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for any failure of the Company to comply with this Article IX. Each Conversion Agent other than the Company shall have the same protection under this Section 9.11 as the Trustee.

      The rights, privileges, protections, immunities and benefits given to the Trustee under the Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent acting hereunder.

      Section 9.12 Conversion After a Public Acquirer Change of Control (a) In the event of a Public Acquirer Change of Control, the Company may, in lieu of issuing the Additional Common Stock pursuant to Section 9.1(b), elect to adjust the Conversion Price and the related conversion obligation such that from and after the Effective Date of such Public Acquirer Change of Control, Holders of the Security will be entitled to convert their Security, in accordance with
Section 9.2 hereof, into a number of shares of Public Acquirer Common Stock by adjusting the Conversion Price in effect immediately before the Public Acquirer Change of Control by multiplying it by a fraction:

            (1) the numerator of which will be the average of the Sale Prices of the Public Acquirer Common Stock for the five consecutive Trading Days commencing on the Trading Day next succeeding the effective date of such Public Acquirer Change of Control, and

            (2) the denominator of which will be (A) in the case of a share exchange, consolidation, merger or binding share exchange, pursuant to which the Common Stock is converted into cash, securities or other property, the average value of all cash and any other consideration (as determined by the Board of Directors) paid or payable per share of Common Stock or (B) in the case of any other Public Acquirer Change of Control, the average of the Sale Price of the Common Stock for the five consecutive Trading Days prior to but excluding the Effective Date of such Public Acquirer Change of Control.

      (b) The Company will notify Holders of its election by providing notice as set forth in Section 9.1(c).

                                   ARTICLE X.
                     SATISFACTION AND DISCHARGE OF INDENTURE

      Section 10.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

               (1) either

                  (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

                  (B) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be irrevocably deposited cash with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose of and in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest (including Additional Amounts, if any) to the date of such deposit (in the case of Securities which have become due and payable);

               (2) no Default or Event of Default has occurred and is continuing on the date of such deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

               (3) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

               (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

      Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.7 shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the provisions of

Sections 2.3 through 2.7, Article III, Article IX, the last sentence of Section
4.2 and this Article X, shall survive until the Securities have been paid in full.

      Section 10.2 Application of Trust Money. Subject to the provisions of
Article X, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 10.1 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities.

      Section 10.3 Repayment to Company. The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 10.1 and (ii) held by them at any time.

      The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

      Section 10.4 Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 10.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section
10.1 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 10.2; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

                                   ARTICLE XI.
                                  MISCELLANEOUS

      Section 11.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

      Section 11.2 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company:

         Cell Genesys, Inc.
         500 Forbes Boulevard
         South San Francisco, CA 94080
         Attention:  Corporate Counsel
         Facsimile No.:  (650) 266-3010

With a copy to:

         Wilson Sonsini Goodrich & Rosati
         650 Page Mill Road
         Palo Alto, CA  94304
         Attention:  Herbert Fockler
         Facsimile No.:  (650) 493-6811

if to the Trustee:

         U.S. Bank National Association
         633 West Fifth Street, 24th Floor
         LM-CA-T24T
         Los Angeles, CA 90071
         Attention: Corporate Trust Services
         (Cell Genesys, Inc. Notes due 2011)
         Facsimile No.: (213) 615-6197

      The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

      Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

      Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee; provided that all notices to the Trustee shall be deemed effective upon actual receipt thereof.

      If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

      Section 11.3 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the

Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

      Section 11.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (1) an Officers' Certificate stating that, in the opinion of the signatories, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

      Section 11.5 Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

               (1) a statement that each Person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

               (3) a statement that, in the opinion of each such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement that, in the opinion of such Person, such covenant or condition has been complied with.

      Section 11.6 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 11.7 Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

      Section 11.8 Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

      Section 11.9 Governing Law. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

      Section 11.10 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      Section 11.11 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

      Section 11.12 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

      Section 11.13 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

      Section 11.14 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                             CELL GENESYS, INC.

                                             By:  /s/ Matthew J. Pfeffer
                                                  ------------------------------
                                                  Name:  Matthew J. Pfeffer
                                                  Title: Vice President and
                                                         Chief Financial Officer

                                        U.S. BANK NATIONAL ASSOCIATION
                                        As Trustee

                                       By:  /s/ Paula Oswald
                                            -------------------------------
                                            Name: Paula Oswald
                                            Title: Vice President

                                    EXHIBIT A

                        [FORM OF FACE OF GLOBAL SECURITY]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF:

      (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"));

      (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO THE ISSUER,
            (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, IN COMPLIANCE WITH RULE 144A TO A

            PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND

      (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(B) ABOVE OR UPON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

      The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

                               CELL GENESYS, INC.

                    3.125% CONVERTIBLE SENIOR NOTES DUE 2011

No.:                                    CUSIP:
Issue Date:                             Principal Amount:  $

      Cell Genesys, Inc., a Delaware corporation, promises to pay to __________ or registered assigns, the principal amount of dollars ______________________ ($_______________) on November 1, 2011 or such greater or lesser amount as is indicated on the Schedule of Increases and Decreases of Global Security attached to this Security.

      Interest Payment Dates: November 1 and May 1, commencing May 1, 2005.

      Record Dates: October 15 and April 15.

      Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  ____________, 200__

                                        CELL GENESYS, INC.

                                        By: ___________________________________
                                            Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.

By: _____________________________________
    Authorized Signatory

Dated:  ____________, 200__

                      [FORM OF REVERSE OF GLOBAL SECURITY]

                    3.125% CONVERTIBLE SENIOR NOTES DUE 2011

      This Security is one of a duly authorized issue of the 3.125% Convertible Senior Notes due 2011 (the "Securities") of Cell Genesys, Inc., a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the "Company"), issued under an Indenture, dated as of October 20, 2004 (the "Indenture"), between the Company and U.S. Bank National Association, as trustee (the "Trustee"). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.    Interest.

      The Company promises to pay interest on the principal amount of the Securities at the interest rate of 3.125% (the "Interest Rate") from the date of issuance until repayment in full at November 1, 2011, or until an earlier conversion, redemption or repurchase. The Company will pay interest on this Security semi-annually in arrears on May 1 and November 1 of each year (each, an "interest payment date"), commencing May 1, 2005.

      The Securities shall bear interest from October 20, 2004 until the principal amount thereof is paid or made available for payment, or until such date on which the Securities are converted, redeemed or purchased as provided herein at a rate of 3.125% per annum.

      Interest on the Securities shall be computed (i) for any full semi-annual period for which a particular Interest Rate is applicable, on the basis of a 360-day year of twelve 30-day months and (ii) for any period for which a particular Interest Rate is applicable for less than a full semiannual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

      If this Security is redeemed or repurchased by the Company on a date that is after the record date and on or prior to the corresponding interest payment date, interest and Additional Amounts, if any, accrued and unpaid hereon to but not including the applicable Redemption Date or Fundamental Change Purchase Date, as the case may be, will be paid to the same Holder to whom the Company pays the principal of this Security.

      Interest on Securities converted after a record date but prior to the corresponding interest payment date will be paid to the Holder of the Securities on the record date but, upon conversion, the Holder must pay the Company the interest and Additional Amounts, if any, which have accrued and will be paid on such interest payment date; provided, that no such payment need be made with respect to Securities which will be redeemed by the Company after a record date and on or prior to the third Business Day after the corresponding interest payment date.

      If the principal amount hereof or any portion of such principal amount or any interest, including Additional Amounts, if any, on any Security is not paid when due (whether upon acceleration pursuant to Section 6.2 of the Indenture, upon the date set for payment of the Redemption Price pursuant to Section 5 hereof or the Fundamental Change Purchase Price pursuant to Section 6 hereof or upon the Stated Maturity of this Security), then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the Interest Rate, compounded semi-annually, which interest shall accrue from the date on which such overdue amount was originally due until the date on which payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

2.    Method of Payment.

      Except as provided below, interest will be paid (i) on the Global Securities to The Depository Trust Company ("DTC") or its nominee in immediately available funds, (ii) on any definitive Securities having an aggregate principal amount of $2,000,000 or less, by check mailed to the Holders of such Securities, and (iii) on any definitive Securities having an aggregate principal amount of more than $2,000,000, by wire transfer in immediately available funds at the election of the Holders of such Securities.

      At Stated Maturity, the Company will pay interest on definitive Securities at the Company's office or agency in New York City, which initially will be the corporate trust office of U.S. Bank Trust National Association, an Affiliate of the Trustee in New York City.

      Principal on Global Securities will be paid to DTC or its nominee in immediately available funds. Principal on definitive Securities will be payable, upon Stated Maturity or when due, at the office or agency of the Company in New York City, maintained for such purpose, initially the corporate trust office of U.S. Bank Trust National Association, an Affiliate of the Trustee in New York City.

      Subject to the terms and conditions of the Indenture, the Company will make payments in cash in respect of Redemption Prices, Fundamental Change Purchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.    Paying Agent, Conversion Agent and Registrar.

      Initially, U.S. Bank National Association will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4.    Indenture.

      The Securities are senior unsecured obligations of the Company limited to $110,000,000 aggregate principal amount (or such greater amount necessary to reflect the exercise by the Initial Purchasers of their option to purchase additional Securities in compliance with the Purchase Agreement, but not in excess of $145,000,000). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.    Redemption at the Option of the Company.

      No sinking fund is provided for the Securities. The Securities are not redeemable by the Company prior to November 1, 2009. If the Sale Price of the Common Stock has exceeded 150% of the Conversion Price then in effect for at least 20 Trading Days in any period of 30 consecutive Trading Days ending on the Trading Day prior to the mailing of the Redemption Notice, the Securities will be redeemable for cash at the option of the Company, in whole or in part, at any time or from time to time, on or after November 1, 2009 upon not less than 20 nor more than 60 days' notice by mail for a redemption price equal to the principal amount of those Securities plus accrued and unpaid interest, including Additional Amounts, if any, on those Securities (including Securities which are converted into Common Stock under certain circumstances specified in the Indenture) up to the Redemption Date (the "Redemption Price").

6.    Purchase By the Company at the Option of the Holder.

      At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to purchase the Securities held by such Holder within 30 days after the occurrence of a Fundamental Change for a Fundamental Change Purchase Price equal to the principal amount plus accrued and unpaid interest, including Additional Amounts, if any, of such Security on the Fundamental Change Purchase Date. The Fundamental Change Purchase Date shall be between 30 and 60 days of the Company's delivery of the notice described in the preceding sentence. The Fundamental Change Purchase Price shall be paid in cash.

      Holders have the right to withdraw any Fundamental Change Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

      If cash sufficient to pay the Fundamental Change Purchase Price of all Securities, or portions thereof to be purchased as of the Fundamental Change Purchase Date, is deposited with the Paying Agent on the Business Day following the Fundamental Change Purchase Date, interest will cease to accrue on such Securities (or portions thereof) immediately after such Fundamental Change Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Fundamental Change Purchase Price upon surrender of such Security.

7.    Notice of Redemption.

      Notice of redemption pursuant to Section 5 of this Security will be mailed at least 20 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

8.    Conversion.

      Subject to and in compliance with the provisions of the Indenture, a Holder is entitled, at such Holder's option, to convert the Holder's Security (or any portion of the principal amount thereof that is $1,000 or an integral multiple of $1,000), into fully paid and nonassessable shares of Common Stock at the Conversion Price in effect at the time of conversion.

      A Security in respect of which a Holder has delivered a Fundamental Change Purchase Notice, exercising the option of such Holder to require the Company to purchase such Security, may be converted only if such Change of Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

      The initial Conversion Price is $9.10, subject to adjustment in certain events described in the Indenture. No fractional shares of Common Stock shall be issued upon conversion of any Security. A Holder that surrenders Securities for conversion will receive cash or a check in lieu of any fractional share of Common Stock.

      To surrender a Security for conversion, a Holder must (i) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (ii) surrender the Security to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents and (iv) pay any transfer or similar tax, if required by the Indenture.

      If the Company (i) is a party to a consolidation, merger or binding share exchange, (ii) reclassifies the Common Stock or (iii) conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the right to convert a Security into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person, in each case in accordance with the Indenture.

9.    Denominations; Transfer; Exchange.

      The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Change of Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

10.   Persons Deemed Owners.

      The registered Holder of this Security may be treated as the owner of this Security for all purposes.

11.   Unclaimed Money or Securities.

      The Trustee and the Paying Agent shall return to the Company upon written request any money held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

12.   Amendment; Waiver.

      Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities. The Indenture and the Securities may also be amended by the Company and the Trustee, without the consent of any Holder, in certain circumstances set forth in the Indenture; provided, that certain provisions of the Indenture and the Securities may not be amended without the consent of each affected Holder.

13.   Defaults and Remedies.

      If any Event of Default with respect to Securities shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

14.   Trustee Dealings with the Company.

      Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.   No Recourse Against Others.

      A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.   Treatment of Securities.

      Each holder, by acceptance of a Security, and beneficial owner, by acceptance of a beneficial ownership interest in a Security, agrees to treat the Securities as indebtedness of the Company for U.S. federal income tax purposes and to not take any action inconsistent with such treatment.

17.   Authentication.

      This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

18.   Abbreviations.

      Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.   GOVERNING LAW.

      THIS SECURITY AND THE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

      The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security. Requests may be made to:

                  Cell Genesys, Inc.
                  500 Forbes Boulevard
                  South San Francisco, CA 94080
                  Attention:  Chief Financial Officer
                  Facsimile No.:  (650) 266-3010

20.   Registration Rights.

      The Holders of any Restricted Security are entitled to the benefits of the Registration Rights Agreement, dated as of October 20, 2004, among the Company, and J. P. Morgan Securities Inc. and Lehman Brothers Inc., as representatives of the Initial Purchasers, including the receipt of Additional Amounts upon a registration default (as defined in such agreement).

ASSIGNMENT FORM                                              CONVERSION NOTICE
---------------                                              -----------------
To assign this Security, fill in the form below:             To convert this Security into Common Stock of the
                                                             Company, check the box [ ]

I or we assign and transfer this Security to                 To convert only part of this Security, state the
                                                             principal amount to be converted (which must be $1,000
                                                             or an integral multiple of $1,000):

(Insert assignee's soc. sec. or tax ID no.)
                                                             $

(Print or type assignee's name, address and zip code)
                                                             If you want the stock certificate made out in another
and irrevocably appoint ____________________ agent to        person's name fill in the form below:
transfer this Security on the books of the Company.  The
agent may substitute another to act for him.
                                                             (Insert the other person's soc. sec. tax ID no.)
Date:  ______________      Your Signature:

                                                             ______________________________________________________
_______________________________________________________
(Sign exactly as your name appears on the other side of      (Print or type other person's name, address and zip
this Security)                                               code)

Signature Guaranteed

_______________________________________________________      _____________________________________________________
Participant in a Recognized Signature Guarantee Medallion
Program

By: ___________________________________________________
      Authorized Signatory

             SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

           INITIAL PRINCIPAL AMOUNT OF GLOBAL SECURITY: ($__________).

                                          AMOUNT OF          PRINCIPAL
                      AMOUNT OF           DECREASE           AMOUNT OF
                     INCREASE IN        IN PRINCIPAL      GLOBAL SECURITY          NOTATION BY
                      PRINCIPAL            AMOUNT              AFTER                REGISTRAR
                      AMOUNT OF           OF GLOBAL         INCREASE OR            OR SECURITY
DATE               GLOBAL SECURITY        SECURITY            DECREASE              CUSTODIAN
----               ---------------        --------            --------              ---------


                                    EXHIBIT B

                     [FORM OF FACE OF CERTIFICATED SECURITY]

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF:

      (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"));

      (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO THE ISSUER,
            (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR
            (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND

      (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(B) ABOVE OR UPON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

      The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

                               CELL GENESYS, INC.

                    3.125% CONVERTIBLE SENIOR NOTES DUE 2011

No.:                                    CUSIP:
Issue Date:                             Principal Amount:  $

      Cell Genesys, Inc., a Delaware corporation, promises to pay to _________________ ______________ or registered assigns, the principal amount of dollars [_______________ ($______________)] on [ - ].

      Interest Payment Dates: November 1 and May 1, commencing May 1, 2005.

      Record Dates: October 15 and April 15.

      Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  ____________, 200__

                                        CELL GENESYS, INC.

                                        By: ____________________________________
                                            Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.

By: _______________________________________
    Authorized Signatory

Dated:  ____________, 200__

       [FORM OF REVERSE OF CERTIFICATED SECURITY IS IDENTICAL TO EXHIBIT A

                 EXCEPT NO SCHEDULE OF INCREASES AND DECREASES]

                                    EXHIBIT C

                    3.125% CONVERTIBLE SENIOR NOTES DUE 2011

                              TRANSFER CERTIFICATE

      In connection with any transfer of any of the Securities or beneficial interest in a Global Security that is a Restricted Security within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the Securities
Act) (or any successor provision), the undersigned registered owner or beneficial owner of this Security hereby certifies with respect to $ _______________ principal amount of the above-captioned Securities (the "Surrendered Securities") presented or surrendered on the date hereof for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered or beneficial owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

      [ ] A transfer of the Surrendered Securities is made to the Company or any subsidiaries; or

      [ ]   The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

      [ ] The transfer of the Surrendered Securities complies with Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act; or

      [ ] The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

      [ ] The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act;

and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

      [ ]   The transferee is an Affiliate of the Company.

Dated:  ____________, 200__

                                        ________________________________________
                                        Signature(s)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                                      C-2